Exhibit (11) under N-1A
                                          Exhibit 23 under Item 601/Reg SK



                               ARTHUR ANDERSEN LLP








                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 12 to Form N-1A Registration Statement of CCB Funds (formerly 111 Corcoran Funds) of our report dated July 9, 1998, on the financial statements of North Carolina Municipal Securities Fund, Equity Fund, and Bond Fund as of May 31, 1998, included in or made part of this registration statement.



                                    By: /s/ ARTHUR ANDERSEN LLP
                                    ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania,
July 20, 1998